SHARE PURCHASE AGREEMENT

by and between

Xianfu Han

Weili He

(collectively, “Sellers,” and each individually a “Seller”)

and

Hou Sing International BusinessLimited
(the “Purchaser”)

Dated: May 16, 2018

Exhibits and Schedules
Exhibit A	Form of Voting Agreement
Exhibit B	Form of General Release
Schedule 1	Sellers Disclosure Schedule

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made and entered into as of May 16, 2018by and among:

(1)	Xianfu Han(“Han”), having anoffice at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District,Beijing, People’s Republic of China 100190;

(2)	Weili He(“He”), having an office at9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District,Beijing, People’s Republic of China 100190 (together with Han, the “Sellers”);

and

(3)

Hou Sing International Business Limited., a private limited company duly organised under the laws of Hong Kong, having its registered office at Times Square, 1 Matheson St, Unit 6, Room 901, Causeway Bay, Hong Kong (the “Purchaser”).

The Sellerson the one hand and the Purchaser on the other hand are referred to herein collectively, as “Parties”, and each of them, separately, as a “Party”.

WHEREAS:

(A)

On the date hereof, Han, and He are the respective legal and record holders of 1,362,700, and 1,117,300 ordinary shares (for a total of 2,480,000 restricted shares of common stock), at par value US$0.001each in China Advanced Construction Materials Group, Inc., a company organised and existing under the laws of Nevada (the “Company”), whose securities are listed on The NASDAQ Capital Market, and such shares in the aggregate(the “Purchase Shares”) representing, on the date hereof, approximately 55.4% of the issued and outstanding share capital of the Company which, for the avoidance of doubt, shall exclude all treasury shares of the Company.

(B)

Han, the Chief Executive Officer of the Company, and He, the Interim Chief Financial Officer and Chief Operating Officer of the Company are the controlling shareholders of the Company and are deemed to hold voting and dispositive power of the securities held by Company.

(C)

Upon the terms and subject to the conditions set forth herein, the Sellers wish to sell the Purchase Shares to the Purchaser and the Purchaser wishes to purchase the Purchase Shares from the Sellers, all in accordance and subject to the terms herein.

(D)	The Parties wish to set forth herein all of the terms and conditions that shall govern the sale and purchase of the Purchase Shares hereunder.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.	DEFINITIONS

	1.1	Definitions. In addition to the terms defined in the preamble and the recitals above, the following terms shall have the following meanings:

Affiliate(s)	A Person Controlling, Controlled by or under common Control with a Person, and if such Person first stated above is a natural person, a Relative of such person.

Agreement	This Share Purchase Agreement, as may be amended and/or restated from time to time, including all schedules, exhibits and annexes attached hereto or referenced hereby.

Board	The Board of Directors of the Company.

Business Days	Any day on which banks are open for business in the State of Nevada, Hong Kong, P.R.C, and New York City.

Closing	As defined in Section 2.3.

Closing Date	As defined in Section 2.3.

Company	As defined in Recital (A).

Company Indemnity Letter	As defined in Section 2.3 (c).

Commission	U.S. Securities and Exchange Commission

Contract

With respect to any Party, all agreements, undertakings, contracts, arrangements, understandings and/or commitments (i) to which such Party is a Party, (ii) under which such Party has any rights, (iii) under which such Party has any liability or (iv) by which such Party, or any of the assets or properties owned or used by such Party, is bound.

Control or Controlled or Controlling

The ability, directly or indirectly, to direct the activities of the relevant entity, including, without limitation, the holding of (i) more than 50% of the issued share capital, or (ii) such share capital as carries directly or indirectly, more than 50% of the shareholder votes in a general meeting or the ability to appoint or elect more than 50% of the directors or equivalent of such entity.

End Date	As defined in Section 7.1(c).

Equity Securities	Warrants, options, convertible securities, convertible debt and any other instrument or security convertible into shares or other capital securities of an entity.

Evaluation Date Exchange Act	As defined in Section 3.15. Securities Exchange Act of 1934, as amended.

Exchange Information	As defined in Section 4.8(f).

Forgiveness of Debt	As defined in Section 2.2.

GAAP	As defined in Section 3.4.

General Release	As defined in Section 2.2.

Governmental Authority

In any jurisdiction, including Hong Kong, P.R.C, and the United States of America, any (i) national, federal, state, local, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

Hostile State

Any of the following states: Iran, Syria, Lebanon, North-Korea, Libya, Saudi-Arabia, Sudan, Pakistan, Iraq, Yemen, and any other state that does not maintain diplomatic relations with the United States of America.

Initial End Date	As defined in Section 7.1(b).

Interested Party

In respect of any Person (other than a natural person), any Person holding at least 5% of any type of means of control of that Person (namely, the right to vote in the general meeting of shareholders of a corporation or in the equivalent body of an entity that is not a corporation; the right to appoint a director or the chief executive officer or an equivalent position; the right to participate in the distribution of the profits of that Person; and the right to participate in the distribution of the surplus assets of that Person upon liquidation).

For the purpose of this definition, "holding" shall mean, the holding, whether directly or indirectly, alone or with others, including through others, including a trustee or agent, or by means of a right vested by agreement, including an option to hold that does not stem from convertible securities, or in any other manner.

Interim Period	As defined in Section 5.1(a).

Loss or Losses	Any and all losses, liabilities, obligations, costs, claims, damages, awards, judgments and expenses (including reasonable attorney fees).

Material Contract	As defined in Section 3.3.

Material Adverse Effect

Any event, occurrence or development having a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or which may adversely affect the consummation of the transactions contemplated by this Agreement or any actions by the Purchaser or Sellers taken pursuant to this Agreement or in connection with the transactions contemplated thereby.

Organizational Documents	In respect of any entity, the memorandum of association, articles of association, certificate of incorporation, by-laws, certificate(s) of designation or other constitutional documents of any type.

Party or Parties	As defined in the Preamble.

Person

Any individual, firm, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organisation (including unincorporated organisation), other entity or governmental authority.

Pledge Release	As defined in Section 2.4(a)(iii).

Purchaser	As defined in the Preamble.

Purchaser Interested Party

(a) As of the date hereof, each Person which would be an Interested Party in the Company by virtue of its direct or indirect interest in the Purchaser, assuming solely for such purpose, that Closing had occurred on the date of this Agreement, and (b) as of the Closing, each Person which would be an Interested Party in the Company by virtue of its direct or indirect interest in the Purchaser, immediately following the Closing. For the avoidance of doubt, such Person shall include, without limitation, each of the Purchaser's controlling shareholders.

Purchase Price	As defined in Section 2.2.

Purchase Shares

As defined in paragraph (A) of the Recitals, and any further shares or other Equity Securities issued in respect of the Purchase Shares in the framework of, or in connection with, a share combination or subdivision, share split, reverse share split, share dividend, distribution of bonus shares or any other reclassification, reorganisation or recapitalisation of the Company’s share capital on or after the date of this Agreement and prior to the Closing Date.

Regulation S	As defined in Section 4.8(c).

Relative	Spouse, sibling, parent, parent's parent, offspring or the spouse's offspring and the spouse of each of these.

Representatives

Of any Person, such Person’s directors, managers, members, officers, employees, agents, advisors and representatives (including, without limitation, legal advisors, accountants, consultants, financial advisors, financing sources and any representatives of such advisors or financing sources).

Securities Act	The U.S. Securities Act of 1933, as amended from time to time.

Security Interests

All trusts, liens, mortgages, charges, attachments, judgments, pledges, options, rights of first refusal, rights of possession, restrictions on transfer, voting agreements, sale/leasebacks or similar arrangements, security interests or other rights or claims of others or restrictions or encumbrances of any character whatsoever.

Seller(s)	As defined in the Preamble.

Sellers Disclosure Schedule	As defined in Section 3.

Sellers Knowledge	The actual knowledge, without inquiry or investigation of any of the Sellers .

Share Transfer Deed	As defined in Section 2.3(a)(i).

Subsidiary or Subsidiaries

Any entity in which the Company holds: (i) more than 50% of the issued share capital or participation interests; (ii) such share capital as carries directly or indirectly, more than 50% of the shareholder votes in a general meeting; or (iii) the ability to appoint or elect more than 50% of the directors or equivalent of such entity, (iv) rights to control or derive pecuniary interest, through contract or otherwise, which entity is required by U.S. generally accepted accounting principles to be consolidated by the Company and reported on a consolidated basis in the Company's financial statements.

Taxes	All taxes, charges, fees, duties, levies or other assessments which are imposed by any Governmental Authority, including any interest, penalties or additions attributable thereto.

US$	US dollars, the lawful currency of the United States of America

1.2	Construction.

In this Agreement, unless the context otherwise requires:

	(a)	words and defined terms expressed in the singular number shall include the plural and vice versa, and words expressed in the masculine shall include the feminine and neuter gender and vice versa;

	(b)	the term “including” shall be interpreted to mean “including (without limitation)” whenever such term appears in this Agreement (and the terms “include” and “includes” shall be similarly interpreted);

	(c)	the term “law” shall include any by-law, rule, regulation, executive orders, judgment, order, ruling, issued or given by any Governmental Authority and/or stock exchange, applicable to a Party; and

(d)

the words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.3	Headings.

The paragraph headings are for the sake of convenience only and shall not affect the interpretation of this Agreement.

1.4	Exhibits.

The recitals, schedules, appendices, annexes and exhibits hereto form an integral part of this Agreement. When a reference is made in this Agreement to a Recital, a Section, an Exhibit or Schedule, such reference shall be to a Recital of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

1.5	No Strict Construction.

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

2.	PURCHASE AND SALE OF THE PURCHASE SHARES

	2.1	Agreement to Purchase and Sell.

Subject to the terms and conditions of this Agreement, at and subject to the Closing, the Sellers hereby agree to sell, transfer, assign and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Sellers, all of the Purchase Shares, free and clear of any Security Interests, together with all rights attaching or accruing to them.

	2.2	Purchase Price.

In full consideration for the purchase by the Purchaser of the Purchase Shares, the Purchaser shall forgive certain debt (“Forgiveness of Debt”) in the aggregate amount of $5,900,000 pursuant to certain loan agreement dated as of April 29, 2015(“Loan Agreement”), by and among the Sellers as the borrowers and the Purchaser as creditor, by delivering a general release (“General Release”) in favour of Sellers in the form substantially as that of Exhibit B. The Forgiveness of Debt shall be referred to as the “Purchase Price”.

	2.3	Closing.

The closing of the transactions contemplated hereby, including the purchase and sale of the Purchase Shares and delivery of the General Release (the “Closing”), shall take place at the offices of the Sellers’ counsel immediately after the satisfaction of the last of the conditions precedent set forth in Section 2.4(other than those conditions which by their terms must be satisfied at the Closing, which such conditions shall be satisfied at Closing) or on such other date and at such other time and place as is mutually agreed by the Parties (such date, the “Closing Date”).

At the Closing, the following actions and occurrences will take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all actions are completed and all documents and certificates delivered:

(a)	The Sellers will deliver, or cause to be delivered, the following documents:

(i)

Executed instruction letter to the transfer agent of the Company instructing transfer of the Purchase Shares, effective as of the Closing, to the name of Purchaser or its designee(s) with the new certificates bearing the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”;

(ii)

Fully executed stock powers in respect of the Purchase Shares to the Company’s transfer agent executed by the Sellers as transferor of the Purchase Shares (the "Stock Powers"), together with all other documents or instruments as may be required by the Company’s transfer agent to process such transfer, including but not limited to a letter of indemnification from the Company to the transfer agent with respect to such transfer (the “Company Indemnity Letter”) in the event the Sellers and/or Purchaser are not able to provide the Stock Powers with Medallion Guarantee

(iii)	A certificate signed by the Sellers, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in

Section 2.4(a);

(iv)

A capitalisation table of the Company in accordance with Section 3.2(a) as of the date as close as possible to the Closing Date, but in any event no later than five (5) Business Days prior to the Closing Date;

(b)	The Purchaser shall deliver, or cause to be delivered, to the Sellers the following documents:

	(i)	Executed General Releases;

(ii)

All other information and documentation in the possession of the Purchaser, required by the Company to comply with any of the requirements set forth in the Company's Organisational Documents with respect to the transfer of the Purchase Shares hereunder; and

(iii)

A certificate signed on behalf of the Purchaser by a duly authorised officer of the Purchaser, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 2.4(b).

2.4	Conditions to Closing.

(a)

Conditions to the Purchaser’s Obligation to Close. The Purchaser’s obligation to consummate the purchase of the Purchase Shares hereunder is subject to the fulfilment, prior to or at the Closing, of each of the following conditions:

(i)

The representations and warranties of the Sellers were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

	(ii)	The Sellers shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

(iii)

An unconditional release of any charge or pledge over the Purchase Shares shall have been obtained prior to Closing, or Sellers have delivered written certification to the Purchaser confirming that no such charge or pledge exists (the "Pledge Release").

	(v)	The Sellers shall provide to the Purchaser the balance sheet of the Company as at the Closing Date, as certified by the chief executive officer and chief financial officer of the Company,.

(v)

As of the Closing Date, the Sellers shall have confirmed to Purchaser that, as of such date, the Company is in compliance with the provisions of the rules and regulations promulgated by the NASDAQ Stock Market, shall have not received any information suggesting that the Commission or the NASDAQ Stock Market is contemplating terminating such listing, shall have taken no action designed to delist or suspend its common stock from trading on the NASDAQ Capital Market, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(b)

Conditions to the Sellers’s Obligation to Close. The Sellers’s obligation to consummate the sale of the Purchase Shares hereunder is subject to the fulfilment, prior to or at the Closing, of each of the following conditions:

(i)

The representations and warranties of the Purchaser were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

(ii)

The Purchaser shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

(iii)	All necessary corporate authorizations have been taken to approve this Agreement and the transactions contemplated hereby.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchaser to enter into this Agreement, each Seller hereby jointly and severally represents and warrants to the Purchaser (subject to the exceptions and qualifications set forth in the disclosure schedule attached hereto as Schedule 3 (the “Sellers Disclosure Schedule”) the paragraphs of which shall qualify each representation and warranty to which such disclosure is ostensibly relevant):

3.1	Authority.

(a)

This Agreement has been duly executed and delivered by the Sellers, and (assuming due authorisation, execution and delivery by the Purchaser and subject to the conditions set under Sections 2.4(a)) this Agreement constitutes a legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or similar laws in effect that affect the enforcement of creditors’ rights generally, and by equitable limitations on the availability of specific remedies and by principles of equity.

(b)

Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

(c)

The Subsidiaries of the Company, and the authorized and outstanding capital stock of each are set forth on Schedule 3.1(e). Other than as set forth on Schedule 3.1(e), all of the outstanding capital stock of the Company’s Subsidiaries are owned by the Company free and clear of all Security Interests.

(d)

Other than as set forth on Schedule 3.1(f), the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(e)

The Sellers are, or have been during the past ninety (90) days, officers, 10% or greater shareholders or “affiliates” of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended.

3.2	Capitalization.

(a)

Based on the knowledge of Sellers and on confirmation provided by the Company, Schedule 3.2(a) hereof accurately describes: (i) the authorised share capital of the Company and its Subsidiaries as of the date hereof, (ii) the number of issued and outstanding preferred and common shares of the Company, (iii) any other issued and outstanding Equity Securities, and (iv) the direct and indirect ownership interests in the Company of shareholders holding 5% or more of the outstanding share capital of the Company (including the Sellers and their Affiliates) on a fully diluted basis. All outstanding shares of capital stock of the Company and its Subsidiaries are, and of the Purchase Shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to pre-emptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except for the shares of common stock of the Company, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries. There are no agreements or arrangements pursuant to which the Company is or could be required to register securities of the Company under the Securities Act or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

(b)

Save for the Organizational Documents, there are no other Contracts to which the Sellers are a party, relating to or governing the terms and conditions upon which the Purchase Shares may be transferred by the Sellers.

(c)	At Closing, the Purchase Shares shall be delivered free and clear of any charge, pledge, third party's right and all other Security Interests.

3.3	Consents and Approvals; No Conflict.

The execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder and the consummation by the Sellers of the transactions contemplated hereby do not conflict with and will not result in a breach or violation of, or a default under, or give rise to any other right which may adversely affect the consummation of the transaction contemplated under this Agreement under (i) the Company's Organizational Documents; (ii) any material Contract to which any of the Sellers, the Company or any of its Subsidiaries are a party (“Material Contracts”); (iii) assuming that all required regulatory approvals have been obtained, any material law to which any of the Sellers is subject, and to which the Company is subject to; and (iv) any right of other shareholders in the Company, to the extent granted by the Sellers to such shareholders.

3.4	SEC Reports; Financial Statements.

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Schedule 3.4, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.4, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth on Schedule 3.4, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.5	Material Changes; Undisclosed Events, Liabilities or Developments.

Except as set forth in Schedule 3.5, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) neither the Company nor any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued or sold any assets or equity securities of the Company, its subsidiaries or variable interest entities to any officer, director or Affiliate of the Company or any Seller, except pursuant to existing Company stock option plans or arrangements, and (vi) there has been no material loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.5, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 3 trading days prior to the date that this representation is made.

3.6	Litigation.

There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers, the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is a party or subject to, and none of their respective assets are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

3.7	Related Party Transactions.

Other than as set forth in Schedule 3.7, neither the Sellers nor any of its Affiliates is a party to any agreement or engages in any transaction with the Company or any of its Subsidiaries.

3.8	Tax.

(i)

The Company and its Subsidiaries each (A) has filed all United States federal, state and local and all material foreign Tax returns, reports and declarations required by any jurisdiction to which it is subject (or obtained valid extensions thereof), (B) has paid all of Taxes and other governmental assessments and charges that are due and payable (whether or not shown or determined to be due on such returns, reports and declarations) and (C) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes claimed to be due by the taxing authority of any jurisdiction. All such Tax returns, reports and declarations were correct and complete in all material respects. None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(ii)

Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii)

No director or officer (or employee responsible for Tax matters) of the Company and its Subsidiaries, expects any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

(iv)

None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax return (other than an affiliated group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, or by contract, or otherwise.

(v)

The Sellers shall provide the Purchaser with a signed tax indemnity deed (“Tax Indemnity Deed”)to cover any tax payable by the Purchaser or the Company or any of its subsidiaries, which has not been disclosed to the Purchaser or in its accounts or financial statements, for twenty (20) years after the Closing Date.

3.9	Labor Relations.

Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect. There is (A) no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries, and (ii) (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any Subsidiary of the Company has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favour of any third party and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10	Compliance.

Except as set forth in the Company’s SEC Reports, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.11	Regulatory Permits.

The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (the “Material Permits”), and neither the

Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.12	Title to Assets.

The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Security Interests, except for (i) Security Interests as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Security Interests for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.13	Intellectual Property.

The Company and the Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned. Neither the Company nor any Subsidiary has received a written notice of a claim that remains unresolved or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, including trade secrets, proprietary data and other confidential information. There has been no unauthorized disclosure of and no employee or other third person has any interest or right to, any of the foregoing, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.15	Sarbanes-Oxley; Internal Accounting Controls.

The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and as of the Closing Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the Company’s Form 10-K for the fiscal year ended June 30, 2017, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.16	Disclaimer of Other Representations and Warranties.

Other than the representations and warranties made by the Sellers in the Voting Agreements and other Transaction Documents (as defined below), the representations and warranties in this Section 3 are the exclusive representations and warranties made jointly and severally by the Sellers in connection with the transactions contemplated hereby, including, without limitation, with respect to the Sellers, any of its Affiliates (including the Company and any of its Subsidiaries) and their respective assets and liabilities.

3.17	Full Disclosure.

All of the representations and warranties made by the Sellers in this Agreement, including the Disclosure Schedules attached hereto, the Voting Agreements, and all statements set forth in the certificates, agreements and other documents delivered by the Sellers at the Closing pursuant to this Agreement (collectively, the “Transaction Documents”), are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Sellers pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Purchaser or its Representatives by or on behalf of the Sellers or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants to the Sellers:

4.1	Organization and Authority.

(a)

The Purchaser duly and validly exists under the laws of its jurisdiction of incorporation or organisation and has all necessary company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b)

The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorised by all requisite corporate action on the part of the Purchaser. No shareholders’ approval of the Purchaser or any of its Affiliates is required in order to consummate any transaction contemplated by this Agreement (including the securing of financing for such transaction).

(c)

This Agreement has been duly executed and delivered by the Purchaser, and, assuming due authorisation, execution and delivery by the Sellers and subject to the conditions specified under Section 2.4(b), this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or similar laws in effect that affect the enforcement of creditors’ rights generally, and by equitable limitations on the availability of specific remedies and by principles of equity.

4.2	Consent and Approvals; No Conflict.

Other than as specifically provided for in this Agreement, the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby do not conflict and will not result in a material breach or violation of, or a default under, or give rise to any other right which may adversely affect the consummation of the transaction contemplated under this Agreement under (i) the Organizational Documents of the Purchaser; (ii) any material Contract to which the Purchaser is a party; or (iii) assuming that all required regulatory approvals have been obtained, any material law to which the Purchaser is subject.

4.3	Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s fee or other fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates for which the Sellers or any of its Affiliates (including the Company and its Subsidiaries) shall be liable.

4.4	Litigation.

There is no injunction, judgment, decree, order or other restrictive legal proceeding against the Purchaser that prevents, enjoins, or materially alters or delays the purchase of the Purchase Shares by the Purchaser under this Agreement and the consummation of the transaction contemplated herein.

4.5	Additional Assurances.

Neither the Purchaser, any Purchaser Interested Party, nor any Person an Interested Party in which is an Interested Party in the Purchaser is (x) a citizen or a resident of a Hostile State, or (y) a Person registered or incorporated in any Hostile State.

4.6	Investment Matters.

(a)	The Purchase Shares are being sold to the Purchaser in reliance upon an exemption from the registration requirements of the Securities Act and are not registered under the Securities Act.

(b)	The Purchaser is not a U.S. person (as such term is defined in Regulation S under the Securities Act (“Regulation S”)) and is located outside the United States.

(c)

The Purchaser is not acquiring the Purchase Shares with a view to the resale, distribution or other disposition thereof to a U.S. person in violation of the registration requirements of any securities laws, including the U.S. securities laws.

(d)	The Purchaser has not entered into any contractual arrangement with any distributor (as such term is defined in Regulation S) with respect to the distribution of the Purchase Shares to a U.S. person.

(e)

The Purchaser hereby acknowledges that (i) the Company is subject to the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, and (ii) the Company is therefore required to publish certain business and financial information in accordance with such laws as well as the rules and practices of such exchanges (the “Exchange Information”), which includes, among other things, a description of the Company’s principal activities and balance sheet, income statement and cash flow statement and any information relating to the Company and its Subsidiaries which is necessary to enable the holders of the shares of capital stock of the Company and the public to appraise the position of the Company and its Subsidiaries, and that it is able to obtain or access the Exchange Information without undue difficulty; (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Purchase Shares and (iv) it has made its own investment decision regarding the Purchase Shares based on its own knowledge (and information it may have or which is publicly available) with respect to the Purchase Shares and the Company.

4.7	Full Disclosure.

All of the representations and warranties made by the Purchaser in this Agreement and all statements set forth in the certificates, agreements and other documents delivered by the Purchaser at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Sellers or their Representatives by or on behalf of the Purchaser in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.	COVENANTS

5.1	Interim Covenants.

(a)

From the date of this Agreement until the Closing Date (the “Interim Period”), and as further memorialized in the Voting Agreements executed by the Sellers, a form of which is attached as Exhibit A hereto (the “Voting Agreements”), each Seller undertakes, in its capacity as a shareholder of the Company to exercise its voting rights as a shareholder of the Company, to object to the passing of any shareholders’ resolution of the Company with respect to the following matters: (i) any amendment and/or change and/or alteration of the Company's Organizational Documents, unless any such amendment or change or alteration is required by law; (ii) voluntary liquidation of the Company or any of the Company's Subsidiaries, and/or the engagement in any arrangement with all, or a class of, the creditors of the Company and/or of the Company's Subsidiaries; (iii) any related party transaction by and between the Company or any of its Subsidiaries, on the one hand, and the Sellers or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand, which requires the approval of the Company's shareholders; (iv) any merger, substantial sale of assets and/or any other change in the corporate structure of the Company and/or any of the Company's Subsidiaries which requires the approval of the Company's shareholders; (v) any other material transaction and/or action which is not in the ordinary course of the Company and/or of the Company's Subsidiaries which requires the approval of the Company's shareholders; and (vi) the Company’s issuance of any shares of common stock or Equity Securities requiring approval of the Company’s shareholders.

(b)

Han undertakes, in his capacity as Chief Executive Officer of the Company, and He undertakes, in his capacity as the Interim Chief Financial Officer and Chief Operating Officer of the Company, not to take the following actions on behalf of the Company prior to closing without Purchaser’s consent:

(i)

sell, assign or otherwise transfer any of the assets of the Company or its Subsidiaries, or cancel or compromise any debts or claims relating to such assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(ii)	permit any Material Adverse Effect to occur with respect to the Company or its Subsidiaries.

(iii)

except as expressly contemplated by this Agreement, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iv)	amend, waive or otherwise change, in any respect, its Organizational Documents (except as contemplated by this Agreement); or

(v)	enter into any new line of business.

(c)

The Sellers shall not dispose of any interest in the Purchase Shares or any of them or grant any option over or create after the date hereof any Security Interest over the Purchase Shares or any of them. The Sellers shall use all means required in order to obtain the Pledge Release.

(d)

Nothing in this Section 5.1 shall inhibit or otherwise restrict any of the Subsidiaries from conducting its business during the Interim Period either (A) in the ordinary course of business, including, taking any of the following actions: (i) obtaining financing required for the ongoing business activity of any of the Subsidiaries; (ii) purchasing, selling or leasing or the granting any other third party rights or security interests in or over the non-material assets of any of the Subsidiaries; (B) in anticipation of and/or in preparation for the consummation of the sale and purchase of the Purchase Shares contemplated by this Agreement, including agreeing to any variation or termination of any of the outstanding arrangements or transactions made between the Sellers or any of its Affiliates (other than the Company or any of its Subsidiaries) and any of the Subsidiaries whether or not set forth in Section 3.7 of the Sellers Disclosure Schedule and on terms approved by the Board; provided, that in all such cases, Sellers shall give written notice to Purchaser of such actions no later than five (5) business days after the taking of such actions.

(e)

The Parties agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated hereby, including (i) the obtaining of all other necessary actions or inactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the transactions contemplated herein or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the Parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(f)

Each of the Parties hereto will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

(g)

No transaction or arrangement shall be made, during the Interim Period, between the Sellers or any of its Affiliates (other than the Company or any of its Subsidiaries) and the Company without prior written approval from the Purchaser.

(h)

The Sellers shall ensure that the Company’s seal will not be used without the written approval of the Purchaser, and shall be liable for any liabilities of the Company arising from or as a result of its use of the seal during the Interim Period.

(i)	The Sellers shall ensure that the Company pays all of its expenses incurred or accrued up to and through the Closing.

5.2	Announcements.

(a)

Neither Party nor any of its Subsidiaries shall (and each Party shall use all reasonable efforts to procure that none of its Affiliates (other than the Company and its Subsidiaries) issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Party, which approval will not be unreasonably conditioned, withheld or delayed, unless disclosure is otherwise required by applicable law or by the applicable rules of or listing agreement with any stock exchange on which the securities of a Party or its Affiliates are traded securities (including, without limitation, any filings with the NASDAQ Stock Market).

(b)

Without derogating from the generality of Sections 5.2(a) aboveand 5.2(e) below, the Purchaser undertakes to promptly provide the Sellers and its Affiliates (including the Company and any of its Subsidiaries) with all information reasonably requested by the Sellers or any of its Affiliates (including by or in respect of the Company and any of its Subsidiaries) concerning the Purchaser, its Subsidiaries, directors, officers and, direct or indirect, shareholders, including, without limitation, with regard to (a) the ownership interests in the Purchaser, (b) the identity of the ultimate controlling shareholders in the Purchaser and the percentage of their direct or indirect holdings in the Purchaser) and (c) such other matters as may be reasonably necessary or advisable at the reasonable discretion of the Sellers or any its Affiliates (including by or in respect of the Company and any of its Subsidiaries) in connection with any other statement, filing, notice or application made by or on behalf of the Sellers or any of its Affiliates (including by or in respect of the Company and any of its Subsidiaries) to any third party and/or any Governmental Authority (including for the purpose of complying with the rules or regulations of any securities law or listing agreement with any stock exchange applicable to the Sellers or any of its Affiliates) in connection with the transactions contemplated by this Agreement.

(c)

Without derogating from the generality of Sections 5.2(a) above and 5.2(e) below, the Sellers undertakes to promptly provide the Purchaser and its Affiliates with all information requested by the Purchaser or any of its Affiliates concerning the Sellers, its Subsidiaries, directors and officers as may be reasonably necessary or advisable at the reasonable discretion of Purchaser or any its Affiliates in connection with any statement, filing, notice or application made by or on behalf of the Purchaser or any of its Affiliates to any third party and/or any Governmental Authority (including ) in connection with the transactions contemplated by this Agreement.

(d)

Nothing in Sections 5.2(a) above and 5.2(e) below shall: (i) prevent the Parties from providing any of their Affiliates (including, the Company and any of its Subsidiaries) or their shareholders, any details or information regarding this Agreement, the transaction contemplated hereby, the identity of the other Party and its, direct and indirect, shareholders to the extent that such details or information are required for the approval of this Agreement and the transaction contemplated herein by any of them; and (ii) prevent the Purchaser from providing any lenders, institutions and other entities which will provide loans/credit to the Purchaser for the purpose of the consummation of the transactions provided in this Agreement (including by means of issuance of bonds and/or prospectus), any details or information regarding this Agreement and the transaction contemplated herein to the extent that such details or information shall be required for the purpose of financing the purchase of the Purchase Shares by the Purchaser.

(e)

Nothing in this Section 5.2 shall prevent the Sellers or any of its Affiliates (including the Company and any of its Subsidiaries), or the Purchaser or any of its Affiliates, from providing any details or information regarding this Agreement, the transaction contemplated hereby, the identity of the Parties and their direct and indirect shareholders, the Company, their respective business and operations or any other information, to the extent that such details or information are required for the obtaining of the abovementioned approvals and authorisations.

5.3	Post-Closing Covenants.

	(a)	Stockholder Approvals.

Each of the Sellers agrees that, from and after Closing, for as long as Sellers or any of their Affiliates continue to own any shares of the Company’s common stock, each Seller undertakes, in its capacity as a shareholder of the Company, to exercise (or to cause its Affiliate to exercise) its voting rights as a shareholder of the Company, to vote in favour of all proposals recommended by the Company’s board of directors on all matters that come before the Company’s shareholders for approval.

(b)	Subsidiary Operations.

From and after Closing, the Sellers shall continue to manage the day-to-day operations of the Company’s Subsidiaries and assume all obligations and liabilities relating to or arising therefrom.

(c)	Ongoing Obligations.

Notwithstanding the foregoing, each of the Sellers agrees that, from and after Closing, for as long as Sellers or any of their Affiliates continue to own any shares of the Company’s common stock:

(i)

Financial Statements and Other Reports. Sellers will deliver to Purchaser: (a) as available, but no later than thirty (30) days after the last day of each quarter, a Company-prepared “flash report,” prepared in accordance with GAAP, covering the Subsidiaries’ operations during the period, prepared in a manner, scope and detail consistent with the Subsidiaries’ flash reports provided to Purchaser prior to the Closing Date, certified by a responsible officer and in a form acceptable to Purchaser, (b)within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to any holders of indebtedness; (c) a prompt written report of any legal actions pending or threatened against any Subsidiary that could reasonably be expected to result in damages or costs to the Company or any of its Subsidiaries; and (d) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; and (e) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Subsidiaries, their assets and their business as Purchaser may from time to time reasonably request so long as such request does not interrupt Company’s normal operations.

(ii)

Payment and Performance of Obligations. Sellers will: (a) pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, all of their respective obligations and liabilities, (b) without limiting anything contained in the foregoing clause (a), pay all amounts due and owing in respect of Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, (c) maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (d) not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

(iii)

Maintenance of Existence. Sellers will preserve, renew and keep in full force and effect and in good standing, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

(iv)	Maintenance of Property; Insurance.

a.	Sellers will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

b.

At all times after the date hereof, Sellers shall cause the Company and each Subsidiary, as applicable, to maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general and professional liability insurance (including products/completed operations liability coverage), and (iii) director and officer insurance for the Company’s officers and directors; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the date hereof.

(v)

Compliance with Laws and Material Contracts. Sellers will comply, and cause each Subsidiary to comply, with the requirements of all applicable laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Security Interest upon a material portion of the assets of any such Person in favor of any Governmental Authority.

(vi)

Inspection of Property, Books and Records. Sellers will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of such Subsidiary, representatives of Purchaser to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct an audit and analysis of their respective assets and operations, to verify the amount and age of accounts receivable, to review the billing practices of such Subsidiary and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.

(vii)

Notices of Litigation and Defaults. Sellers will give prompt written notice to Purchaser (a) of any litigation or governmental proceedings pending or threatened (in writing) against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect with respect to the Company or its Subsidiaries, (b) of any breach or default under or with respect to any Material Contract, or if any Subsidiary is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default in each case or in the aggregate could reasonably be expected to have a Material Adverse Effect, (d) of any strikes or other labor disputes pending or threatened against any Subsidiary, (e) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Subsidiary that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property Rights of others.

(viii)

Restrictive Agreements. None of Sellers, will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement prohibiting the creation or assumption of any Security Interest upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay or make any dividend or other distribution (whether in cash, securities or other property) to the Company or any Subsidiary; (ii) pay any indebtedness owed to the Company any Subsidiary; (iii) make loans or advances to the Company or any Subsidiary; or (iv) transfer any of its property or assets to the Company or any Subsidiary.

(ix)

Consolidations, Mergers and Sales of Assets; Change in Control. None of Sellers will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, or (b) consummate any disposition of all or a substantial portion of such Subsidiary’s assets. None of Sellers will suffer or permit to occur any change in control of management or ownership with respect to any Subsidiary without Purchaser’s prior written consent.

(x)

Purchase of Assets, Investments. None of Sellers will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the ordinary course of business or (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any investment in any Person.

(xi)

Transactions with Affiliates. Except as otherwise disclosed on Schedule 3.7, none of Sellers will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Seller except for transactions that are disclosed to Purchaser in advance of being entered into and which contain terms that are no less favorable to such Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Seller.

(xii)

Modification of Organizational Documents. None of Sellers will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person without the Purchaser’s prior written consent.

(xiii)

Modification of Certain Agreements. None of Sellers will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement; (b) could reasonably be expected to be adverse to the rights, interests or privileges of the Purchaser or their ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on the Company; or (d) reduces in any material respect any rights or benefits of the Company or any Subsidiaries.

(xiv)

Conduct of Business. None of Sellers will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

(d)

Cooperation. Each Seller agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the obtaining of all other necessary actions or inactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Authorities, and the making of all other necessary registrations and filings as may be required of the Company or its Subsidiaries from time to time, including but not limited to compliance with all U.S. Securities and Exchange Commission and NASDAQ rules and regulations and the timely filing of the Company’s Form 10-K and 10-Q for the fiscal year endingJune 30, 2018. Sellers shall ensure that U.S. legal counsel reasonably acceptable to Purchaser are at all times engaged by the Company to assist in the Company’s preparation of such filings and its compliance with applicable rules and regulations, and Sellers hereby agree to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with such counsel in doing, all things necessary, proper or advisable to effect such compliance.

5.2	Further Assurance.

	(a)	The Purchaser shall use its commercially reasonable efforts to cause the conditions to Closing set forth in Sections 2.4(b) to be satisfied as promptly as practicable.

(b)	The Sellers shall use their commercially reasonable efforts to cause the conditions to Closing set forth in Sections 2.4(a) to be satisfied as promptly as practicable.

6.	LIMITATIONS ON LIABILITIES

6.1	Survival.

(a)

The following representations and warranties of the Parties shall survive the Closing for a period of twelve (12) months: (i) the representations and warranties of the Sellers set forth in ARTICLE 3, and (ii) the representations and warranties of Purchaser set forth in ARTICLE 4.

	(b)	The covenants and agreements of the Parties made in or pursuant to this Agreement will survive the Closing for a period of twelve (12) months (except as otherwise set forth therein).

(c)

In no event shall Purchaser be liable to any other party hereto for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or any Transaction Document, or diminution of value or any damages based on any type of multiple.

6.2	Limitation on Liability

(a)

Each Party shall take all steps to mitigate any Losses it would otherwise suffer upon becoming aware of any event which would reasonably be expected to, or does, give rise to Losses, including incurring costs only to the extent reasonably necessary or appropriate to remedy the breach which gives rise to the Losses.

(b)

Sellers will jointly and severally indemnify and hold Purchaser and its Affiliates (each, a “Purchaser Party”) harmless from any and all Losses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by a Seller in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, wilful misconduct or malfeasance).

(c)

Sellers shall promptly, jointly and severally indemnify and reimburse Purchaser, its Affiliates and the Company for any indebtedness or Loss incurred by the Purchaser, its Affiliates, or the Company (or any of its shareholders, Subsidiaries or Affiliates) which were incurred, were payable, or which are otherwise related to time periods on or prior to the Closing.

(d)

Sellers shall promptly, jointly and severally indemnify and reimburse Purchaser, its Affiliates and the Company for any indebtedness or Losses incurred by the Purchaser, its Affiliates or the Company (or any of its shareholders, Subsidiaries or Affiliates) arising out of or in connection with any activities or obligations of the Subsidiaries or their respective Affiliates at any time on, prior to or following the Closing until Sellers and/or their Affiliates no longer manage the Subsidiaries.

(e)

Sellers shall promptly, jointly and severally indemnify and reimburse Purchaser, its Affiliates and the Company for any tax or related Loss relating to the Company or its Subsidiaries which is payable or incurred by the Purchaser, the Company or any of its Subsidiaries within seven (7) years after the Closing Date, which tax or related Loss has not been disclosed to the Purchaser or reported in the Company’s accounts or financial statements as of the Closing Date.

(f)

In calculating amounts of any Losses payable to a Party hereunder, the amount of any Losses shall be determined without duplication of any other Losses for which such Party claim has been made under any other representation, warranty, covenant, or agreement.

6.3	Time Limits.

Any right to seek remedy for any breach of this Agreement shall only apply to Losses with respect to which the Purchaser shall have notified the Sellers, in writing, within the applicable time period set forth in Section 6.4. Further, if any claim is timely asserted under Section 6.4, the Purchaser shall only have the right to bring an action, suit or proceeding with respect to such claim within one (1) year after first giving the Sellers notice thereof.

6.4	Indemnification Procedures, Losses and Subrogation.

(a)

If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Sellers in writing, and the Sellers shall have the right to assume the defence thereof with counsel of its own choosing, reasonably acceptable to such Purchaser Party, provided that the Sellers shall not agree to any settlement which may directly or indirectly adversely impact such Purchaser Party without the prior written consent of such Purchaser Party, which consent shall not be unreasonably withheld, delayed or conditioned. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Sellers in writing, (ii) the Sellers have failed after a reasonable period of time to assume such defence and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Purchaser Party’s counsel, a material conflict on any material issue between the position of the Sellers and the position of such Purchaser Party, in which case the Sellers shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnification required by this ARTICLE 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defence, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Sellers or others pursuant to law.

(b)

Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by the Sellers shall be calculated after giving effect to: (i) any insurance proceeds received by the Purchaser from any insurance policy provided or maintained by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates with respect to such Losses; (ii) any net Tax benefit realised by the Purchaser arising from the facts or circumstances giving rise to such Losses; and (iii) any recoveries obtained by the Purchaser(or any of its Affiliates) from any other third party.

(c)

The Purchaser shall exercise commercially reasonable efforts to obtain such proceeds, benefits and recoveries, and to take all reasonable actions to mitigate the amount of any Losses incurred or suffered by the Purchaser.

(d)

If any such proceeds, benefits or recoveries are received by the Purchaser, with respect to any Losses, after the Sellers have made a payment to the Purchaser with respect thereto, the Purchaser shall promptly, but in any event no later than ten (10) Business Days after the receipt, realization or recovery of such proceeds, benefits or recoveries, pay to the Sellers the amount of such proceeds, benefits or recoveries (up to the amount of the Sellers’ payment).

(e)

Upon making any payment to the Purchaser, in respect of any Losses, the Sellers will, to the extent of such payment, be subrogated to all rights of the Purchaser against any third party in respect of the Losses to which such payment relates. The Purchaser and Sellers will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

7.	TERMINATION

7.1	Right of Parties to Terminate.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a) by mutual written consent of the Parties; or

(b)

by a Party by written notice to the other Party, if the Closing has not occurred on or prior to the close of business, Eastern Time, May 31, 2018 (the “Initial End Date”) without any mutual agreement to extend the Initial End Date on one or more occasion through and including June 30, 2018 (the “End Date”), in that case no Party may terminate this Agreement according to this Section 7.1(b) prior to such extended date.

The right of a Party to terminate this Agreement pursuant to this Section 7.1 shall not be available to the Party whose failure to fulfil or cause to be fulfilled, in any manner, any obligation under this Agreement has contributed to the failure of the Closing to have occurred by the Initial End Date(or, if the Parties extend the Initial End Date pursuant to this Section 7.1(b), by such Initial End Date or End Date),whether such failure was caused by such Party’s intentional failure, by its omission or failure to act or otherwise through any fault of such Party.

7.2	Procedure upon Termination.

In the event the Purchaser or the Sellers, or both, elect to terminate this Agreement pursuant to Section 7.1, written notice thereof shall be given to the other Party, and following compliance with Section 7.3 below, this Agreement shall terminate without further action of the Parties.

7.3	Effect of Termination.

In the case of any termination of this Agreement as provided in ARTICLE 7, this Agreement shall be of no further force and effect, and all rights and obligations of each Party shall cease, except: (i) Sections 5.2 (Announcements), 5.1(g) (Fees and Expenses), ARTICLE 6 (Limitations on Liabilities), this Section 7.3 (Effect of Termination), and ARTICLE 8 (Miscellaneous), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any wilful breach of any representation, warranty, covenant or obligation under this Agreement or for any fraud against another Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in Sections 5.1(g) (Fees and Expenses), ARTICLE 6 (Limitations on Liabilities), this Section 7.3 (Effect of Termination), and Section 7.4 (Specific Performance), each Party’s sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated herein shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.of or as a result of such failure or breach.

7.4	Specific Performance.

It is hereby clarified, that nothing in this Section 7 shall be deemed in any way as preventing the Parties from seeking specific performance of this Agreement, and the Purchase shall be entitled to seek specific performance of this Agreement.

8.	MISCELLANEOUS

8.1	Parties in Interest; Assignment.

(a)

This Agreement is binding upon, enforceable by, and is solely for the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement or any portion thereof without the written consent of the other Party. Any attempted assignment not in compliance with the terms of this Agreement is null and void.

(b)

Notwithstanding Section 8.1(a) above but without prejudice to the restrictions contained therein, the Purchaser may: (i) subject to any necessary approvals of any Governmental Authority, pledge all or any part of its rights under this Agreement to any bank and/or other financial institutions which shall provide full or partial funding for the Purchaser in respect of the purchase of the Purchase Shares under this Agreement; and (ii) have the right to enter into any Contract with respect to the sale of any Purchase Shares; provided that (x), the consummation of such sale may not occur prior to Closing; and (y) any such Contract (including the entering into of such Contract) would not reasonably be expected to materially delay or impede the Purchaser's ability to consummate the transactions contemplated by this Agreement in a timely manner.

8.2	Notices.

All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered international air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, addressed as set forth below:

If to the Sellers:	Xianfu Han
Address: 9 North West Fourth Ring Road,
Yingu Mansion Suite 1708, Haidian District,
Beijing, People’s Republic of China 100190

Weili He
Address: 9 North West Fourth Ring Road,
Yingu Mansion Suite 1708, Haidian District,
Beijing, People’s Republic of China 100190

With a copy to:	Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, New York 10018
Fax: 212-202-6380
Attn.: Joan Wu, Esq.

If to the Purchaser:	Hou Sing International Business Limited
Address: Times Square, 1 Matheson St, Unit 6,
Room 901, Causeway Bay, Hong Kong

or such other address as any Party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given five (5) Business Days after posting.

8.3	Expenses.

(a)

Save as otherwise provided in this Agreement, each Party shall be responsible for its own expenses in connection with this Agreement and the negotiation, execution and consummation of the transactions contemplated herein.

(b)

Any stamp or other documentary or transaction duties shall be borne by the Parties in equal parts. Each Party shall bear all other taxes arising as a result or payable in respect of this Agreement or its implementation all to the extent such taxes apply on each Party under applicable law.

8.4	Delays or Omissions; Waiver.

The rights of a Party may be waived by such Party only in writing and, specifically, the conduct of any one of the Parties shall not be deemed a waiver of any of its rights pursuant to this Agreement and/or a waiver or consent on its part as to any breach or failure to meet any of the terms of this Agreement or an amendment hereto. A waiver by a Party in respect of a breach by the other Party of its obligations shall not be construed as a justification or excuse for a further breach of its obligations.

No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default by the other under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

8.5	Amendment.

This Agreement may be amended or modified only by a written document signed by all the Parties.

8.6	Entire Agreement.

This Agreement (together with the recitals, schedules, appendices, annexes and exhibits hereto) contain the entire understanding of the Parties with respect to its subject matter and all prior negotiations, discussions, agreements, commitments and understandings between them with respect thereto not expressly contained herein shall be null and void in their entirety, effective immediately with no further action required.

8.7	Severability.

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision hereof or the validity or enforceability in other jurisdictions of that or any other provision hereof.

Where provisions of any applicable law resulting in such illegality, invalidity or unenforceability may be waived, they are hereby waived by each Party to the full extent permitted so that this Agreement shall be deemed valid and binding agreements, in each case enforceable in accordance with its terms.

8.8	Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed Agreement received by a Party via facsimile will be deemed an original, and binding upon the party who signed it.

8.9	Governing Law; Jurisdiction.

The Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the principles thereof relating to conflict of laws. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defence of the transactions contemplated hereby and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

8.10

Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts located in New York, New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts located in New York, New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each of the Parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court located in New York, New York having subject matter jurisdiction.

8.11	No Third-Party Beneficiaries.

Nothing in this Agreement shall create or confer upon any Person, other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

[Remainder of this page intentionally left blank]

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date herein above set forth.

Sellers:

Xianfu Han

Signature: _____/s/Xianfu Han____________________

Weili He

Signature: ________/s/Weili He________________

Purchaser:

Hou Sing International Business Limited

By:
Signature: __/s/__ Dengshen Wu _____________________

Name: _____Dengshen Wu____________________

Title: ______Sole Shareholder_________________

EXHIBIT A

Form of Voting Agreement

            This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of May16th, 2018, by and among Hou Sing International Business Limited., a Hong Kong private limited company (together with any successor entity, “Purchaser”), and each of the stockholders of China Advanced Construction Materials Group, Inc., a Nevada company (the “Company”) set forth on the signature page hereto (each, a “Stockholder” and collectively, the “Stockholders”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement (as defined below).

            WHEREAS, Purchaser and the Stockholders proposed to enter into a certain Purchase Agreement, dated as of the date hereof (as amended, the “Purchase Agreement”), by and among Purchaser and the Stockholders, pursuant to which, subject to the terms and conditions set forth therein, the Purchaser will acquire an aggregate of 2,480,000 restricted shares of the Company’s common stock held by the Stockholders (the “Purchase”, the Purchase and the other transactions contemplated by the Purchase Agreement, the “Transactions”);

            WHEREAS, as of the date hereof, each Stockholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Company Stock set forth underneath Stockholder’s name on the signature page hereto (such shares of Company Stock, together with any other shares of Company Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including earlier of the Closing Date or the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”).

            WHEREAS, as a condition to the willingness of Purchaser to enter into the Purchase Agreement, and as an inducement and in consideration therefor, the Stockholders and the Purchaser are executing this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I VOTING AGREEMENT

            Section 1.1.        Agreement to Vote the Subject Shares. Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Purchase Agreement and approval of the Purchase and the other Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, and (c) against the following actions or proposals (other than the Purchase and the other Transactions): (i) any alternative transaction or any proposal in opposition to approval of the Purchase Agreement or in competition with or materially inconsistent with the Purchase Agreement; and (ii) (A) any material change in (x) the present capitalization of the Company or any amendment of the articles of incorporation or bylaws of the Company or (y) the Company’s corporate structure or business; or (iii) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Purchase Agreement not being fulfilled. Each Stockholder agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article I. Notwithstanding the foregoing, nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by Stockholder or any of its Representatives in the capacity as a director or officer of the Company.

            Section 1.2.        Delivery of Ancillary Documents. Stockholder hereby agrees that Stockholder will execute and deliver to the Company and Purchaser all Ancillary Documents to which Stockholder is contemplated to be a party pursuant to the terms of the Purchase Agreement.

ARTICLE II COVENANTS

            Section 2.1.        Generally.

                          (a)        Each Stockholder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Purchaser’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Stockholder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Shares in violation of this Agreement.

                          (b)        In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each Stockholder agrees during the Voting Period to notify Purchaser promptly in writing of the number and type of any additional shares of Company Stock acquired by such Stockholder, if any, after the date hereof.

                          (c)        Each Stockholder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each Stockholder further agrees that it shall use its commercially reasonable efforts to cooperate with Purchaser to effect the Transactions and the provisions of this Agreement.

            Section 2.2.        Standstill Obligations of the Stockholder. Each Stockholder covenants and agrees with Purchaser that, during the Voting Period, such Stockholder shall not, nor shall it act in concert with any Person to: (a) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Purchase Agreement and the other Transactions, and any other proposal the approval of which is a condition to the obligations of the parties under the Purchase Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by 0 of this Agreement), to the extent that the approval of stockholders for any such action is required; or (b) deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by 0 of this Agreement.

            Section 2.3.        Stop Transfers. Each Stockholder agrees with, and covenants to, Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of this Agreement without the prior written consent of Purchaser.

            Section 2.4.        Publicity. No Stockholder shall issue any press release or otherwise make any public statements with respect to the transactions contemplated herein without the prior written approval of the Purchaser (not to be unreasonably withheld, conditioned or delayed).

ARTICLE III REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

            Each Stockholder hereby jointly and severally represents and warrants to Purchaser as follows:

            Section 3.1.        Binding Agreement. Stockholder (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Stockholder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Stockholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Stockholder understands and acknowledges that Purchaser is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

            Section 3.2.        Ownership of Subject Shares. As of the date hereof, Stockholder has beneficial ownership over the type and number of shares of the Company’s common stock set forth under Stockholder’s name on the signature page hereto, is the lawful owner of such shares of Company common stock, has the sole power to vote or cause to be voted such shares, and has good and valid title to such shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Stockholder pursuant to arrangements made by such Stockholder. Except for the number of Subject Shares set forth under Stockholder’s name on the signature page hereto, as of the date of this Agreement, Stockholder is not a beneficial owner or recordholder of any (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, or (iii) options or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

            Section 3.3.        No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Stockholder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Stockholder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the Organizational Documents of Stockholder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Stockholder’s ability to perform its obligations under this Agreement in any material respect.

            Section 3.4        No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except for this Agreement, Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Shares inconsistent with Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing Stockholder from performing any of its material obligations under this Agreement.

ARTICLE IV TERMINATION

            Section 4.1.        Termination. This Agreement shall automatically terminate, and none of Purchaser or the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual written consent of Purchaser and the Stockholders, (b) the Closing Date (following the performance of the obligations of the parties hereunder required to be performed on the Closing Date), and (c) the date of termination of the Purchase Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of 0 shall survive the termination of this Agreement.

ARTICLE V MISCELLANEOUS

            Section 5.1.        Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

            Section 5.2.        Fees and Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

            Section 5.3.        No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Stockholders, on the one hand, and Purchaser, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company stockholders entering into voting agreements with Purchaser. Each Stockholder has acted independently regarding its decision to enter into this Agreement and regarding its investment in the Company. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

            Section 5.4.        Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser, to:	with a copy (which will not constitute notice) to:

Hou Sing International Business Limited	Hunter Taubman Fischer & Li LLC 1450
Broadway, 26th Floor New York, New York
10018 Fax: 212-202-6380 Attn.: Joan Wu, Esq.

If to a Stockholder, to: the address set forth under the applicable Stockholder’s name on the signature page hereto, with a copy (which will not constitute notice) to the Company (and its copy for notices hereunder).

            Section 5.5.        Governing Law; Jurisdiction. This Agreement, and any Action arising out of, relating to, or in connection with this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, regardless of the law that might otherwise govern under applicable principles of conflicts of laws thereof. In any Action between or among any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federals court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”), (b) irrevocably waives any objection that it may now or hereafter have to the venue of any such Action in any Specified Court or that such Action was brought in an inconvenient court and agrees not to assert, plead or claim the same, (c) agrees that it shall not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Specified Courts, and (d) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with 0 (provided, that nothing in this 0 shall affect the right of any party to serve legal process in any other manner permitted by Law). Each party agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            Section 5.6.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS 0.

            Section 5.7.        Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions to be consummated as originally contemplated to the fullest extent possible.

            Section 5.8.        Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

            Section 5.9.        Entire Agreement; Assignment; Third Parties. This Agreement (together with the Purchase Agreement to the extent referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 5.10.      Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except in an express writing executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

            Section 5.11.      Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            Section 5.12.      Counterparts. This Agreement may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement..

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

Purchaser:

Hou Sing International Business Limited.

By: _______________________________________________
Name:
Title:

[Stockholder Signatures Follow]

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

Stockholders:

Xianfu Han

By: _______________________________________________
Name:
Title:

Number and Type of Shares of Company Stock:

Address for Notice:

Address:

Facsimile No.: _____________________________________
Telephone No.: ____________________________________
Email: ___________________________________________

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

Stockholders:

Weili He

By: _______________________________________________
Name:
Title:

Number and Type of Shares of Company Stock:

Address for Notice:

Address:
_________________________________________________

_________________________________________________
Facsimile No.: ______________________________________
Telephone No.: _____________________________________
Email: ____________________________________________

EXHIBIT B

FORM OF GENERAL RELEASE AGREEMENT

            This General Release Agreement ("Agreement") is entered into by and between Xianfu Han and Weili He (the “Borrowers”) and Hou Sing International Business Limited (the “Creditor”). The Borrowers and Creditor are hereinafter sometimes collectively referred to as the “Parties.”

            WHEREAS, the Parties desire to fully and finally settle all amounts due at the date of this Agreement from the Borrowers to the Creditor; NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the Parties agree as follows:

1.        Settlement Shares.

            Following the date of execution and delivery of this Agreement, the Creditor shall release the Borrowers from the full amount of debt owed to the Creditor, as of the date of this Agreement, along with paying the purchase price (the “Purchase Price”) in the share purchase agreement between the Parties (the “Share Purchase Agreement”), in exchange for the release of all amounts of debt due to the Creditor, as of the date of this Agreement, and the Purchase price, the Borrowers shall sell to the Creditor an aggregate of 2,480,000 restricted shares of Common Stock (the “Shares”) of China Advanced Construction Materials Group, Inc., a company organised and existing under the laws of State of Nevada (the “Settlement Shares”). In such connection Creditor acknowledges and agrees that the Settlement Shares shall not have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144, as promulgated under the Securities Act. The certificates evidencing the Settlement Shares shall contain the following restrictive legend:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, transferred, hypothecated or assigned in the absence of either a current registration statement covering such shares which has been declared effective by the Securities and Exchange Commission, or an opinion of counsel satisfactory to the Company that such registration is not required pursuant to an applicable exemption from such registration requirements.”

2.        Release of the Borrowers. As a material inducement to the Borrowers to enter into the Agreement, and subject at all times to the terms of this Agreement, Creditor and each of its respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting under or in concert with any of them (collectively the “Creditor Releasors”) hereby irrevocably and unconditionally releases, acquits and forever discharges the Borrowers and its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting under or in concert with any of them (collectively the “Borrowers Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown, whether suspected or unsuspected, and whether concealed or hidden (“Claim” or “Claims”) which the Creditor Releasors now has, owns, holds or which the Creditor Releasors at any time heretofore had, owned or held against each of the Borrowers Releasees; provided, however, that the release set forth in this Section 2 is subject to delivery by the Borrowers to Creditor of the “Settlement Shares” and the execution of the “Share Purchase Agreement” described in Section 1 above. Subject at all times to the above, the Creditor Releasors agree that this release of the Borrowers Releasees is intended to be a broad release in favor of the Borrowers Releasees and to include all actual or potential legal claims that the Creditor Releasors may have against the Borrowers Releasees, except as otherwise provided in Section 1 of this Agreement.

3.        Release of Creditor. As a material inducement to Creditor to enter into the Agreement, and subject at all times to the terms of this Agreement, the Borrowers and each of its respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting under or in concert with any of them (collectively the “Borrowers Releasors”) hereby irrevocably and unconditionally releases, acquits and forever discharges Creditor and its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting under or in concert with any of them (collectively the “Borrowers Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown, whether suspected or unsuspected, and whether concealed or hidden (“Claim” or “Claims”) which the Borrowers Releasors now has, owns, holds or which the Borrowers Releasors at any time heretofore had, owned or held against each of the Creditor Releasees. The Borrowers Releasors agree that this release of the Creditor Releasees is intended to be a broad release in favor of the Creditor Releasees and to include all actual or potential legal claims that the Borrowers Releasors may have against the Creditor Releasees.

4.        Applicable Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of New York.

5.        Parties Affected. This Agreement shall be binding upon and inure to the benefit of the officers, directors, shareholders, employees, partners, attorneys, affiliates, representatives, spouses, trustees, heirs, successors, and assigns of the Parties.

6.        Warranty. Each party warrants that the person executing this Agreement on its behalf has the authority to do so; and that the matters being released pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity.

7.        Acknowledgement of Terms. The Parties have read and understand the terms of this Agreement, have consulted with their respective counsel, and understand and acknowledge the significance and consequence of each such term.

8.        Representation by Counsel. The Parties hereto agree that they enter into this Agreement after having received full advice from counsel of their choice with respect to this Agreement and all other matters related thereto.

9.        Execution of Documents. This Agreement may be executed in counterparts, and all signatures need not appear on the same copy. All such executed copies shall together constitute the complete Agreement.

10.      Confidentiality. The Parties agree that, other than acknowledging in response to any inquiry the fact that the Claims released hereby have been settled, none of the Parties shall disclose or discuss, or cause or permit their counselor anyone in privity with counsel to disclose or discuss, directly or indirectly, to any person, entity or representative thereof, who is not a party or an agent of a party hereto, any of the terms of the settlement of the Claims, any documents received in connection with the Claims and/or the facts regarding the underlying controversies and disputes; provided, however, that nothing contained herein shall preclude any of the Parties from (a) complying with applicable disclosures required to be made under the Securities Act or the Exchange Act, or (b) complying with any lawful subpoena or court order, or any request for information or documents from any securities industry regulator or self-regulatory organization, from responding to any inquiry by or providing testimony to the United States Securities and Exchange Commission, any self-regulatory organization or any federal or state regulatory authority, or from making disclosure of the fact and amount of this settlement to lawyers, accountants, tax advisors or immediate family members as necessary.

11.      Entire Agreement. The Parties understand and agree that this Agreement constitutes the full and final understanding of the Parties and supersedes and replaces any prior written or verbal agreements or understandings, including but not limited to the Original Agreement, which shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective this 16 day of May 2018.

Borrowers
Xianfu Han

Signature: _________________________

Weili He

Signature: _________________________

Creditor
Hou Sing International Business Limited.

By:
Signature: _________________________

Name: ____________________________

Title: _____________________________